Exhibit 10.1

Agreement entered into this 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.
hereinafter referred to as “LICENSOR” or the “Company”

And:

Nanotech Industries International Inc., a Nevada corporation hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS LICENSOR, holds proprietary rights to the license and Intellectual Property (“LICENSOR IP”) required for the manufacturing of environmentally safe coatings, (“LICENSOR Product”),

WHEREAS LICENSOR wishes to engage NTI for the potential manufacturing and sale (collectively “Manufacturing and Sale”) of the LICENSOR Product in the Territory (as defined below).

WHEREAS LICENSOR agrees to grant NTI exclusivity for the Manufacturing and Sale of the LICENSOR Product in the Territory (as defined below).according to the terms set forth hereunder;

WHEREAS to this end, the Parties have agreed to enter into the present agreement (“Agreement”);

NOW THEREFORE, in consideration of the representations, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LICENSOR and NTI agree as follows:

Section 1. Definitions

“Acquirer” shall have the meaning ascribed to it under the definition of the term “Material Transaction”. See below.

"Confidential Information" shall mean all information disclosed by a Party and marked by the disclosing party as "Confidential", "Proprietary" or other appropriate legend or disclosed orally and described as " Confidential " or "Proprietary" and delivered by the disclosing Party, including without limitation information disclosed by either Party regarding pricing, methods of operation, techniques, business methods or plans, marketing plans and strategies, finances, Know-How, designs, manufacturing formulae, computer programs, or any other business information relating to the disclosing Party and its subsidiaries, if any, whether constituting a trade secret, proprietary information or otherwise; provided that:

Confidential Information shall not include information that can be established by the receiving Party by competent proof: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing Party not to disclose such information to others; or (v) was independently developed by the receiving Party without use of the disclosing Party's information.

"Documentation" shall mean all documentation for or relating to the Proprietary Technology, including but not limited to: (i) all documentation intended for use by the operators of the Proprietary Technology; (ii) all technical documentation, designs and specifications; (iii) any other type of information or material (in whatever form, whether human or machine-readable, and in whatever media) relating to the Proprietary Technology that was prepared by or for LICENSOR;

“Exclusivity” shall mean the granting by LICENSOR to NTI of the exclusive rights to the Manufacturing and Sale of the LICENSOR Product for the Territory;

“Gross Revenue” shall have the definition according to US GAAP.;

"Intellectual Property" shall mean all patents, trademarks, trade names, service marks, trade dress, copyrights, works of authorship, design rights, trade secrets, inventions, discoveries, research, product designs, improvements, ideas, , show-how, data, quality control processes, manufacturing processes, test results, test methods, databases and documentation thereof, technical information, data, specifications, records and documentation software and other proprietary rights regardless of the form in which it exists or the media upon which it resides .

"Know-How" shall mean all discoveries, business information, business methods, formulae, systems, processes, trade secrets, technologies, works of authorship and, confidential data and information, whether patentable or unpatentable.

"Manufacturing Intellectual Property" shall mean all Intellectual Property and KnowHow owned or licensed wholly or jointly by LICENSOR, currently and in the future and that is specifically relating to or used in the manufacture of the LICENSOR Product.

"Material Transaction” shall mean a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (A) following which the holders of common stock of NTI (“NTI Common Stock”) immediately preceding such consolidation, merger, combination or event (“NTI Common Stockholders”) either (1) no longer hold a majority of the shares of NTI Common Stock or (2) no longer have the ability to elect the board of directors of NTI and, (3) as a result of which another entity (the “Acquirer”) shall either (i) hold a majority of the shares of NTI Common Stock or (ii) have the ability to elect the board of directors or (B) as a result of which shares of NTI Common Stock shall be changed into (or the shares of NTI Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Acquirer.

“Territory” shall mean all of North America.

Section 2. Manufacturing. The Parties agree that LICENSOR shall provide NTI with all necessary Documentation and access to Manufacturing Intellectual Property to manufacture the LICENSOR Product (“IP Rights”), under the following terms:

(i)

In consideration for IP Rights and regardless of whether or not NTI exercises the IP Rights, NTI shall pay LICENSOR a one time licensing fee equivalent to $500,000 (five hundred thousand dollars) (“Licensing Fee”) to be payable within 12 (twelve) months from the signing of this Agreement (“ Fee Payment Deadline”).

(ii)

NTI shall pay to LICENSOR a royalty of 5% of Gross Revenue from the Sale of the LICENSOR Product (“Royalty”) for the duration of this Agreement. The Royalty shall be paid on a quarterly basis 65 calendar days after the end of each quarter (the “Royalty Payment Period”) and shall be based on the Gross Revenue as stated in NTI’s quarterly statements. The Licensor shall have the right to review NTI’s records including bank statements at anytime with a 10 business day notice (the “Review”), as well NTI shall perform an annual audit of its financial statements on an annual basis (the “Audit”) which shall be completed within 100 days from NTI’s year end (the “Audit deadline”) .

(iii)

In accordance with Section 5 below, NTI undertakes to keep confidential any and all Documentation and Manufacturing Intellectual Property provided to, transferred and or disclosed in any manner to NTI by LICENSOR or any person or entity on behalf of LICENSOR.

Section 3. Exclusivity

(i)

NTI shall retain the right for the Manufacturing and Sale for the Territory on an exclusive basis (“Exclusivity”) for a period of 36 (thirty-six) months from the date of the signing of this Agreement (“Exclusivity Period”). Exclusivity shall be terminated at the end of the Exclusivity Period (”Exclusivity Termination”).

(ii)	Upon Exclusivity Termination, NTI shall continue to have the right to the Manufacturing and Sale for the Territory, on a non-exclusive basis for the duration of the Agreement.

(iii)

At any time during the Exclusivity Period and prior to the Exclusivity Termination, the Parties agree that NTI shall have the right to be granted a perpetual right of Exclusivity for the Manufacturing and Sale by LICENSOR for all of North America, South America and Europe (“America - Europe Perpetual Exclusivity”), in consideration of the issuance by NTI to the LICENSOR of an aggregate number of shares of common stock which shall give the LICENSOR, immediately upon such issuance of shares and subject to subsection (v) below, a 52.5% ownership stake in NTI, (“America – Europe Exclusivity Shares”). In the event NTI exercises its right to America - Europe Perpetual Exclusivity, the America – Europe Exclusivity Shares shall be issued as fully paid and non-assessable and shall bear the requisite restrictive legend in accordance with applicable securities law.

(iv)

At any time after the exercise of the America-Europe Perpetual Exclusivity, during the Exclusivity Period and prior to the Exclusivity Termination, the Parties agree that NTI shall have the right to be granted a perpetual right of Exclusivity for the Manufacturing and Sale by LICENSOR for all of Asia and the rest of the world excluding the territories mentioned in the America - Europe Perpetual Exclusivity (“Asia Perpetual Exclusivity”), in consideration of the issuance by NTI to the LICENSOR of an aggregate number of shares of common stock which shall give the LICENSOR, immediately upon such issuance of shares and subject to subsections (v) and (vi) below, an additional ownership stake of 10% in NTI (“Asia Exclusivity Shares”). In the event NTI exercises its right to Asia Perpetual Exclusivity, the Asia Exclusivity Shares shall be issued as fully paid and non-assessable and shall bear the requisite restrictive legend in accordance with applicable securities law.

(v)

Should a Material Transaction occur and In the event NTI exercises the America - Europe Perpetual Exclusivity following the occurrence of the Material Transaction and prior to the Exclusivity Termination, NTI undertakes to cause the Acquirer to issue an aggregate number of shares of the Acquirer’s common stock which shall give the LICENSOR, immediately upon such issuance of shares a 52.5% ownership stake in the Acquirer (“America – Europe Exclusivity Acquirer Shares”). In the event NTI exercises its right to America - Europe Perpetual Exclusivity, the America – Europe Exclusivity Acquirer Shares shall be issued as fully paid and non-assessable and shall bear the requisite restrictive legend in accordance with applicable securities law.

(vi)

Pursuant to subsection (v) above and subsequent to the exercise of the America - Europe Perpetual Exclusivity, should NTI exercise its right to the Asia Perpetual Exclusivity prior to the Exclusivity Termination, NTI undertakes to cause the Acquirer to issue an aggregate number of shares of the Acquirer’s common stock which shall give the LICENSOR, immediately upon such issuance of shares an additional ownership stake of 10% in the Acquirer (“Asia Exclusivity Acquirer Shares”). In the event NTI exercises its right to the Asia Perpetual Exclusivity, the Asia Exclusivity Acquirer Shares shall be issued as fully paid and non- assessable and shall bear the requisite restrictive legend in accordance with applicable securities law.

Section 4. Events of Default. Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default:

a)	Non payment of the Licensing Fee by the Fee Payment Deadline;

b)	Non payment of the Royalty during the Royalty Payment Period;

c)	The completion of the Audit within the Audit Deadline;

d)	NTI’s refusal to allow the LICENSOR to perform the Review;

e)	If an order is made or a resolution is passed or a petition is filed for the liquidation or winding-up of NTI;

In the event of a default, by NTI, NTI shall have 45 calendar days to cure such default after which, the LICENSOR shall have the right to terminate this Agreement.

Section 5. Confidentiality. The Parties agree to keep confidential subject to Section 5.2 and except as otherwise authorized by this Agreement or agreed in writing, the Parties agree that, during the term of this Agreement, for five (5) years thereafter, NTI and its Affiliates shall, and shall ensure that their respective independent contractors, employees, officers and directors keep completely confidential and not publish, or otherwise disclose, or use any Confidential Information that is proprietary to and furnished by LICENSOR..

5.1 Remedies. LICENSOR shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining NTI, its Affiliates, its licensees and/or its sublicenses from any violation or threatened violation of this Section 5.

5.2 Exceptions to Confidentiality. The restrictions on publication and disclosure contained in Section 5 of this Agreement shall not apply to Confidential Information that is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction, provided that if one Party is required to make any such disclosure of the other Party’s Confidential Information the disclosing Party will, give reasonable advance notice to the other Party of such disclosure requirement.

Section 6. Non-Disclosure. NTI agrees not to disclose, reveal or make use of any information during discussion or observation regarding methods, processes, ideas, the LICENSOR Product, Know-How, Documentation or any other subject matter herein including any discussions, and negotiations between the Parties on any subject matter herein, without the express written consent of LICENSOR.

Section 7. Intellectual Property. Upon termination of this Agreement as provided for in Section 4 above, NTI agrees to immediately return to LICENSOR any and all Documentation, Confidential Information and materials relating to any Intellectual Property received by NTI under this Agreement.

7.1 Remedies. LICENSOR shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining NTI, its Affiliates, its licensees and/or its sublicenses from any violation or threatened violation of this Section 7.

Section 8. Term and Termination. This Agreement is effective from the date of execution and shall be indefinite, in accordance with the terms and conditions as set forth in this Agreement, except if terminated as follows:

1.	Upon mutual written agreement by both Parties;

2.	Upon termination by the LICENSOR in accordance with section 4 of this Agreement.

Upon termination of this Agreement, all of the Parties' rights and obligations under Sections 5, 6 and 7 shall survive termination, relinquishment or expiration of this Agreement and shall remain in full force and effect regardless of the termination of this Agreement.

Section 9. Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address to be proved for by each of the Parties:

In the case of LICENSOR to:

950 John Daly blvd., Suite 260
Daly City, CA 94015

In the case of NTI, to:

950 John Daly blvd., Suite 260
Daly City, CA 94015

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth business day after such notice or request was deposited with the national postal service of the country where such Party is located.

Section 10. Severability. The Parties intend and believe that each provision of this Agreement complies with all applicable local, state, and federal laws and judicial decisions. Nonetheless, if any provision or any portion of any provision of this Agreement is found by a court of law to violate any applicable foreign, local, state, provincial or federal ordinance, state, law, administrative or judicial decision, or public policy, and if such court should declare such provision or portion to be illegal, invalid, unlawful, void, or unenforceable as written, it is the intent of the Parties that such provision or portion shall be given force to the fullest possible extent that it is legal, valid, and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision or portion were not contained in this Agreement, and that the rights, obligations, and interests of the Parties under the remainder of this Agreement shall continue in full force and effect.

Section 11. Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws provisions thereof. The Parties hereby irrevocably agree to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware.

Section 12. Entire Agreement. This Agreement supersedes all prior representations, arrangements, negotiations, understandings and agreements between the Parties, both written and oral, relating to the subject matter hereof and sets forth the entire and complete and exclusive agreement and understanding between the Parties hereto relating to the subject matter hereof; no Party has relied on any representation, arrangement, understanding or agreement (whether written or oral) not expressly set out or referred to in this Agreement. The terms of this Agreement may not be changed except by an amendment signed by an authorized representative of each Party.

Section 13. Miscellaneous. This Agreement shall inure to the benefit of the parties hereto In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

Section 14. Assignability. This Agreement shall be assignable and/or sub-licensable to third parties by LICENSOR at any time but NTI shall require written approval from LICENSOR, which shall not be unreasonably withheld, prior to assigning and/or sub-licensing this Agreement to any third party.

Section 15. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original document, and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Nanotech Industries International Inc.

Joseph Kristul
President and Chief Executive Officer

Nanotech Industries Inc.

Joseph Kristul
President and Chief Executive Officer